Exhibit 99.1

Mavenir Systems Reports 2014 Second Quarter Financial Results

•	Record quarterly revenue of $33.3 million, an increase of 29% year-over-year;

•	Added two Tier 1 operators to our customer list for 4G next-generation solutions;

•	Delivered significant 4G next generation capacity expansions as tier one US customers launch VoLTE;

•	Expanded Evolved Packet Core portfolio with evolved Package Data Gateway (ePDG) enabling mobility for Voice over Wi-Fi solution;

•	Expanded software-based voice and video solution set with client provisioning server to enable Voice over Wi-Fi and Rich Communication Services.

Richardson, TX – July 28, 2014 – Mavenir Systems (NYSE: MVNR) today reported financial results for the second quarter 2014, provided its outlook for the third quarter and updated its outlook for the full year of 2014.

Total revenue for the second quarter of 2014 was $33.3 million, an increase of 29% year-over-year and 16% quarter-over-quarter. GAAP operating loss for the second quarter of 2014 was $(2.2) million, compared with $(0.9) million in the second quarter of 2013 and $(2.2) million in the first quarter of 2014. Non-GAAP operating income, which excludes stock-based compensation, foreign exchange gains or losses, depreciation and amortization, was $0.1 million for the second quarter of 2014, compared to $0.2 million for the second quarter of 2013 and a loss of $(0.2) million for the first quarter of 2014. GAAP net loss for the second quarter of 2014 was $(3.9) million, compared to $(3.6) million in the second quarter of 2013 and $(4.0) million for the first quarter of 2014. Non-GAAP net loss for the second quarter of 2014 was $(1.0) million, compared to $(1.6) million for the second quarter of 2013 and $(1.1) million for the first quarter of 2014.

GAAP gross profit margin was 55% in the quarter, compared to 52% in the second quarter of 2013 and 56% in the first quarter of 2014. Non-GAAP gross profit margin was 57% in the quarter, above the high end of the guidance range provided in our earnings release for the first quarter of 2014, compared to 53% in the second quarter of 2013 and 57% in the first quarter of 2014.

Net loss per share was $(0.16) for the second quarter of 2014 compared with $(2.72) for the second quarter of 2013 and $(0.17) for the first quarter of 2014. As outlined in the accompanying table entitled “Non-GAAP Net Loss Per Share” included in this press release, the non-GAAP net loss per share was $(0.04) for the second quarter of 2014 compared to $(0.09) for the second quarter of 2013 and $(0.05) for the first quarter of 2014.

A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying table entitled “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.”

“We achieved a number of financial and business milestones again this quarter. The company delivered a strong quarter with strong financial results, again setting a new quarterly revenue record with Gross Margin above the high end of our guidance range,” said Pardeep Kohli, president and chief executive officer, Mavenir Systems. “Mavenir is seeing momentum in our two major areas of focus that are driving mobile network transformation—the adoption of all-IP technology and the build out of next generation networks using software-based solutions. LTE network transformation has begun in key markets with several VoLTE launches and announcements in the second quarter indicating that 2014 is the year of VoLTE.”

Mavenir Second Quarter 2014 Business and Financial Highlights

•	Record quarterly revenue of $33.3 million, an increase of 29% year-over-year;

•	Added two Tier 1 operators to our customer list for next-generation solutions;

•	Expanded end-to-end portfolio of 4G LTE core networking solutions with announcement of evolved Packet Data Gateway;

•	Expanded software-based voice and video solution set with client provisioning server to enable Voice over Wi-Fi and Rich Communication Services;

•	Received key industry awards for our Network Functions Virtualization (NFV) solution, Voice over LTE Leadership and Innovation and Best RCS.

Guidance

Mavenir is providing the following third quarter and updated full year 2014 guidance with respect to anticipated total revenue, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share.

Third quarter of 2014

•	Revenue to range from $31.0 million to $33.0 million, reflecting growth of 19% to 27% over the third quarter of 2013.

•	Non-GAAP gross margin to range from 51% to 53%.

•	Non-GAAP operating loss to range from $(3.5) million to $(2.5) million.

•	Non-GAAP net loss to range from $(4.4) million to $(3.4) million.

•	Non-GAAP net loss per share ranging from $(0.16) to $(0.12) (based on a forecasted weighted average number of shares outstanding of 27,350,000).

Full year 2014

•	Revenue is increased to a range from $127 million to $130 million, reflecting growth of 25% to 28% year-over-year.

•	Non-GAAP gross margin to range from 57% to 59%.

•	Non-GAAP operating income is expected to be at approximately a break-even level.

Conference Call

Mavenir will discuss its second quarter 2014 results and its business outlook via teleconference today at 4:00 p.m. Central Time (5:00 p.m. Eastern Time). To access this call, investors can dial the toll free number 1-855-302-8830 (domestic) or 1-330-871-6073 with the ID#64789401, or access a live webcast of the conference call at Mavenir’s website http://investor.mavenir.com.

A replay will be available following the call on Mavenir Systems’ Investor Relations website and for one week at the following numbers: 855-859-2056 (domestic) or 404-537-3406 (international) with ID# 64789401.

Non-GAAP Financial Measures & Definitions

In addition to disclosing financial results that are determined in accordance with U.S. GAAP, Mavenir discloses non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share, which are non-GAAP financial measures, as supplemental measures. Non-GAAP operating loss represents operating loss before depreciation, amortization and stock-based compensation. Non-GAAP net loss represents non-GAAP operating loss after interest and taxes, as adjusted for uncertain tax positions component. Non-GAAP net loss per share represents non-GAAP net loss divided by our adjusted weighted average common shares outstanding, which assumes the conversion of preferred shares as of the beginning of the period. These measures are used by management to evaluate our business and management believes these measures may help investors evaluate the Company’s fundamental operational performance. Management believes these non-GAAP measures facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization, stock-based compensation expense and certain other expenses. These measures are not measures of our financial performance under U.S. GAAP and should not be considered in isolation or a substitute for net loss, operating loss or other performance measures as determined in accordance with U.S. GAAP. These measures should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. Please refer to the accompanying tables entitled “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” and “Non-GAAP Net Loss Per Share” for a reconciliation of consolidated GAAP operating loss to non-GAAP operating loss, consolidated GAAP net loss to non-GAAP net loss.

In determining our guidance for the second quarter and full year of 2014 set forth in “Guidance,” we have chosen to use non-GAAP measures for all metrics other than revenue. The non-GAAP metrics exclude the effects of depreciation, amortization, foreign exchange gains or losses, and stock-based compensation. The effects of these two items are difficult to forecast in advance as they relate to future foreign exchange rates and future stock prices, which are subject to external factors that are difficult to predict. As a result, Mavenir does not give guidance on GAAP metrics other than revenue.

Forward-Looking Statements

Statements in this press release that are not purely historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the statements under “Guidance” above, statements regarding Mavenir’s expectations with respect to revenue, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share, as well as statements about transformation of mobile networks by mobile service providers, their transition to all-IP technology and software-based solutions and Mavenir’s views about its ability to deliver solutions that enable this transformation and transition. Forward-looking statements can generally be identified by words such as “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “target,” “will,” “to be” and other expressions that are predictions or indicate future events, trends or prospects, although not all forward-looking statements contain these identifying words. These forward-looking statements represent management’s current expectations and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Mavenir to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Accordingly, investors should not place undue reliance on these forward-looking statements.

Factors that could cause actual results to differ materially from those indicated by the forward-looking statements include risks regarding the timing of the adoption of 4G by mobile service providers around the world; mobile service providers’ investment in next-generation communications technology; our ability to sell solutions to mobile service providers, particularly those serving large numbers of customers; the length and variability of the sales cycles for our solutions; actions taken by our competitors; our ability to negotiate acceptable financial terms with our mobile service provider customers; the performance of our solutions when implemented in mobile service provider networks; management’s ability to accurately forecast Mavenir’s financial results; the timing of revenues and the application of complex revenue recognition rules to such revenues; prolonged negative economic conditions in domestic and global markets; and other factors described in our filings with the Securities and Exchange Commission (“the SEC”), including under the caption “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2013 and in Mavenir’s other SEC filings. There is no assurance that Mavenir’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Mavenir’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. The statements in this press release are made as of the date of this press release, even though this press release is made available on Mavenir’s website or otherwise. Mavenir does not assume any obligation to update the forward-looking statements provided herein to reflect events that occur or circumstances that exist after the date on which the forward-looking statements were made, except as required by law.

About Mavenir Systems:

Mavenir Systems (NYSE: MVNR) provides software-based networking solutions that enable mobile service providers to deliver next generation services over 4G LTE networks. Mavenir™ has a fully virtualized end to end portfolio of Voice/Video, Messaging and Mobile Core products that include IP Multimedia Subsystem (IMS), Evolved Packet Core (EPC) and Session Border Controller (SBC). Mavenir’s solutions, based on the award-winning mOne® software platform, leverage NFV and SDN technologies for deployments on cloud-based infrastructure.

www.mavenir.com

© 2014Mavenir Systems, Inc. All rights reserved.

Mavenir Systems®, mOne®, AirMessenger®, Mavenir™, mStore™, mCloud™, and Transforming Mobile Networks™ are trademarks of Mavenir Systems, Inc.

Mavenir Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share data)

(unaudited)

	Three months ended June 30,		Three months ended March 31,	Six months ended June 30,
	2014	2013	2014	2014	2013
Revenues
Software products	$27,155	$19,537	$23,037	$50,192	$37,264
Maintenance	6,132	6,215	5,692	11,824	10,926

	33,287	25,752	28,729	62,016	48,190

Cost of revenues
Software products	11,912	10,763	9,953	21,865	17,414
Maintenance	2,943	1,497	2,744	5,687	2,827

	14,855	12,260	12,697	27,552	20,241

Gross profit	18,432	13,492	16,032	34,464	27,949
	55.4%	52.4%	55.8%	55.6%	58.0%
Operating expenses:
Research and development	7,190	5,376	6,133	13,323	11,498
Sales and marketing	8,228	4,615	6,871	15,099	9,656
General and administrative	5,244	4,370	5,250	10,494	9,361

Total operating expenses	20,662	14,361	18,254	38,916	30,515

Operating loss	(2,230)	(869)	(2,222)	(4,452)	(2,566)
Other expense (income):
Interest income	(18)	(3)	(43)	(61)	(8)
Interest expense	425	665	783	1,208	1,115
Loss on early extinguishment of debt	—	—	1,783	1,783	—
Foreign exchange (gain) loss	849	912	(795)	54	2,644

Total other expense (income), net	1,256	1,574	1,728	2,984	3,751

Loss before income tax	(3,486)	(2,443)	(3,950)	(7,436)	(6,317)
Income tax expense	405	1,198	95	500	1,618

Net loss	$(3,891)	$(3,641)	$(4,045)	$(7,936)	$(7,935)

Other comprehensive income (loss)
Foreign currency translation adjustments	776	(70)	(815)	(39)	(102)

Total comprehensive loss	$(3,115)	$(3,711)	$(4,860)	$(7,975)	$(8,037)

Net loss per common share:
Basic	$(0.16)	$(2.72)	$(0.17)	$(0.33)	$(5.93)

Diluted	$(0.16)	$(2.72)	$(0.17)	$(0.33)	$(5.93)

Mavenir Systems, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

(unaudited)

	June 30, 2014	December 31, 2013
		(as adjusted)
Assets:
Current assets:
Cash and cash equivalents	$24,772	$38,930
Accounts receivable, net of allowance of $235 and $587 at June 30, 2014 and December 31, 2013, respectively	29,683	23,641
Unbilled revenue	13,418	11,213
Inventories	3,633	7,109
Prepaid expenses and other current assets	3,742	3,614
Deferred contract costs	5,955	9,313

Total current assets	81,203	93,820
Non-current assets:
Property and equipment, net	5,849	5,054
Intangible assets, net	4,890	5,202
Deposits and other assets	1,350	1,657
Goodwill	870	866

Total assets	$94,162	$106,599

Liabilities and shareholders’ equity:
Current liabilities:
Trade accounts payable	$4,066	$7,152
Accrued liabilities	11,435	11,939
Deferred revenue	11,351	15,785
Income tax payable	483	765
Current portion of debt	1,563	—

Total current liabilities	28,898	35,641
Non-current liabilities:
Uncertain tax positions	2,823	3,153
Other long-term liabilities	431	351
Long-term debt	23,365	23,423

Total liabilities	55,517	62,568

Commitments and contingencies
Shareholders’ equity:
Common stock, $0.001 par value. 300,000,000 shares authorized; 24,659,338 and 23,420,59 shares issued and outstanding at June 30, 2014 and
December 31, 2013, respectively	24	23
Additional paid-in capital	157,786	155,198
Accumulated deficit	(120,123)	(112,187)
Accumulated other comprehensive income	958	997

Total shareholders’ equity	38,645	44,031

Total liabilities and shareholders’ equity	$94,162	$106,599

Mavenir Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended June 30,
	2014	2013
Operating activities:
Net loss	$(7,936)	$(7,935)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	1,634	1,082
Amortization of intangible assets	975	712
Amortization of debt discount	108	87
Net change in allowance for doubtful accounts	(312)	301
Stock-based compensation expense	1,714	300
Unrealized foreign currency gain	(1,437)	955
Loss on early extinguishment of debt	1,783	—
Changes in operating assets and liabilities:
Accounts receivable	(5,536)	(4,416)
Unbilled revenue	(1,976)	2,072
Deposits and other current assets	(189)	(146)
Inventories	3,475	(1,712)
Prepaid expenses	111	(1,806)
Deferred contract costs	3,469	(2,791)
Deferred revenue	(4,596)	1,346
Accounts payable and accrued liabilities	(4,204)	1,776

Net cash used in operating activities	(12,917)	(10,175)

Investing activities:
Purchases of property and equipment	(3,018)	(1,413)

Net cash used in investing activities	(3,018)	(1,413)

Financing activities:
Borrowing from long-term debt	25,000	15,000
Borrowing from line of credit	—	12,000
Repayments of long-term debt	(15,000)	(2,000)
Repayments of line of credit borrowing	(10,000)	—
Exercise of options and warrants to purchase common stock	873	7

Net cash provided by financing activities	873	25,007

Effect of foreign currency exchange rate changes on cash and cash equivalents	904	(368)

Net (decrease) increase in cash and cash equivalents	(14,158)	13,051
Cash and cash equivalents at beginning of period	38,930	7,402

Cash and cash equivalents at end of period	$24,772	$20,453

Supplemental cash flow information:
Cash paid for interest	$1,196	$771

Income tax payments, net	$378	$136

Mavenir Systems, Inc. and Subsidiaries

Revenue Metrics

(in thousands)

(unaudited)

	Three Months ended June 30,		Three months ended March 31,	Six Months ended June 30,
	2014	2013	2014	2014	2013
Revenue by type:
Software products	$27,155	$19,537	$23,037	$50,192	$37,264
Maintenance	6,132	6,215	5,692	11,824	10,926

Total	$33,287	$25,752	$28,729	$62,016	$48,190

Revenue by Product Group:
Video/Voice	$20,259	$9,511	$22,611	$42,870	$14,840
Enhanced Messaging	13,028	16,241	6,118	19,146	33,350

Total	$33,287	$25,752	$28,729	$62,016	$48,190

Revenue by Geographic Area:
Americas	$19,676	$12,906	$13,635	$33,311	$21,336
EMEA	9,375	10,057	12,422	21,797	17,596
APAC	4,236	2,789	2,672	6,908	9,258

Total	$33,287	$25,752	$28,729	$62,016	$48,190

Mavenir Systems, Inc. and Subsidiaries

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(in thousands)

(unaudited)

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2014	2013	2014	2014	2013
Software Products
Revenue	$27,155	$19,537	$23,037	$50,192	$37,264
Cost of Revenue	11,912	10,763	9,953	21,865	17,414
Amortization and Depreciation	242	126	234	476	242
Stock Based Compensation	132	—	78	210	—
Gross Profit (GAAP)	15,243	8,774	13,084	28,327	19,850
Gross Profit (Non-GAAP)	15,617	8,900	13,396	29,013	20,092
Maintenance
Revenue	6,132	6,215	5,692	11,824	10,926
Cost of Revenue	2,943	1,497	2,744	5,687	2,827
Gross Profit (GAAP)	3,189	4,718	2,948	6,137	8,099
Gross Profit (Non-GAAP)	3,189	4,718	2,948	6,137	8,099
Total Revenue	33,287	25,752	28,729	62,016	48,190
Total Gross Profit (GAAP)	18,432	13,492	16,032	34,464	27,949
Gross Profit Margin % (GAAP)	55.4%	52.4%	55.8%	55.6%	58.0%
Gross Profit (Non-GAAP)	18,806	13,618	16,344	35,150	28,191
Gross Profit Margin % (Non-GAAP)	56.5%	52.9%	56.9%	56.7%	58.5%
Operations Expenses
R&D (GAAP)	7,190	5,376	6,133	13,323	11,498
Amortization and Depreciation	483	260	574	1,057	493
Stock Based Compensation	220	—	98	318	—

R&D (Non-GAAP)	6,487	5,116	5,461	11,948	11,005
S&M (GAAP)	8,228	4,615	6,871	15,099	9,656
Amortization and Depreciation	—	—	—	—	—
Stock Based Compensation	277	—	130	407	—

S&M (Non-GAAP)	7,951	4,615	6,741	14,692	9,656
G&A (GAAP)	5,244	4,370	5,250	10,494	9,361
Amortization and Depreciation	521	567	556	1,077	1,059
Stock Based Compensation	468	136	311	779	300

G&A (Non-GAAP)	4,255	3,667	4,383	8,638	8,002
Total Operating Expenses (GAAP)	20,662	14,361	18,254	38,916	30,515
Operating Expenses (Non-GAAP)	18,693	13,398	16,585	35,278	28,663
Operating Loss (GAAP)	$(2,230)	$(869)	$(2,222)	$(4,452)	$(2,566)
Net Interest	407	662	740	1,147	1,107
Loss on early extinguishment of debt	—	—	1,783	1,783	—
Foreign exchange (gain)/loss	849	912	(795)	54	2,644
Income Taxes	405	1,198	95	500	1,618

Net Loss (GAAP)	$(3,891)	$(3,641)	$(4,045)	$(7,936)	$(7,935)
Operating Income (Loss) (Non-GAAP)	$113	$220	$(241)	$(128)	$(472)
Net Interest	407	662	740	1,147	1,107
Income Taxes	405	1,198	95	500	1,618
Adjusted for Uncertain Tax Positions Component	286	—	—	286	—

Net Loss (Non-GAAP)	$(985)	$(1,640)	$(1,076)	$(2,061)	$(3,197)

Mavenir Systems, Inc. and Subsidiaries

Non-GAAP Net Loss Per Share

( In thousands, except share and per share data)

(Unaudited)

	Three months ended June 30,		Three months ended March 31,	Six months ended June 30,
	2014	2013	2014	2014	2013
GAAP weighted average common shares outstanding	24,170,641	1,340,710	23,429,820	23,800,231	1,338,211
Conversion of preferred shares *	—	16,452,467	—	—	16,452,467

Adjusted weighted average common shares outstanding	24,170,641	17,793,177	23,429,820	23,800,231	17,790,678
Non-GAAP net loss	$(985)	$(1,640)	$(1,076)	$(2,061)	$(3,197)
Non-GAAP net loss per share	$(0.04)	$(0.09)	$(0.05)	$(0.09)	$(0.18)

*	Assumes conversion of preferred shares at beginning of period

CONTACT:

Investor Contacts:

Terry Hungle	Maryvonne Tubb
469-916-4393 x 5010	469-916-4393 x 5080
Mavenir Systems, Inc.	Mavenir Systems, Inc.
ir@mavenir.com